                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [x] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        George Mason Bankshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                     [GEORGE MASON BANKSHARES, INC. LOGO]

                              11185 MAIN STREET
                           FAIRFAX, VIRGINIA 22030

                                                                  APRIL 11, 1997

To Our Shareholders:

     I am pleased to enclose the following information relating to the 1997 Annual Meeting of Shareholders of George Mason Bankshares, Inc. ("GMBS") to be held at The Ritz-Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia 22102, on May 16, 1997, at 10:00 a.m.

     The notice of Annual Meeting and Proxy Statement which appear on the following pages, contain information about matters which are to be considered at the Annual Meeting. You will be asked to vote at the Annual Meeting, on the ratification of Board action increasing the maximum number of directors, the election of certain directors, and the ratification of the selection of Ernst & Young LLP as GMBS' independent auditors for fiscal year 1997.

     We hope that you can attend the Annual Meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your vote is important regardless of the number of shares you own. A copy of the Annual Report for 1996 is enclosed herewith.

     We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ BERNARD H. CLINEBURG

                                          Bernard H. Clineburg
                                          President and Chief Executive Officer

                         GEORGE MASON BANKSHARES, INC.

                               11185 MAIN STREET
                            FAIRFAX, VIRGINIA 22030

                      ------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 1997
                      ------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the "Annual Meeting") of George Mason Bankshares, Inc. ("GMBS") will be held on May 16, 1997, at 10:00 a.m., Eastern time at The Ritz-Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia 22102, for the purpose of considering and acting on the following matters:

          (a) To ratify the action of the Board of Directors increasing the maximum number of directors.

          (b) To elect seven directors.

          (c) To ratify the selection by the Board of Directors, of Ernst & Young LLP as GMBS' independent auditors for fiscal year 1997.

          (d) To vote on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed March 28, 1997, as the record date for the Annual Meeting. All holders of record of GMBS Common Stock at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

     All shareholders are urged to attend the Annual Meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID ENVELOPE IS PROVIDED. If you decide to attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

                                          By Order of the Board of Directors,

                                          /s/ KEVIN F. DECOSTE

                                          Kevin F. DeCoste
                                          Secretary

April 11, 1997

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 16, 1997

GENERAL INFORMATION

     This proxy statement and the enclosed form of proxy are being sent to Shareholders of GMBS on or about April 11, 1997, in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders. The meeting will be held on Friday, May 16, 1997 at 10:00 a.m. local time at The Ritz-Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia 22102.

     GMBS Shareholders will be asked to ratify the action of the Board of Directors increasing the maximum number of directors which may constitute the Board from 15 to 18, to elect seven directors and to ratify the selection of Ernst & Young LLP as GMBS' independent auditors for fiscal 1997, and to consider and vote upon such other matters as may properly be brought before the GMBS Annual Meeting. For descriptions of these proposals, see "Election of Directors", "Ratification of Board Action Increasing the Maximum Number of Directors" and "Ratification of the Selection of Independent Auditors."

     THE BOARD OF DIRECTORS OF GMBS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS OF GMBS, FOR RATIFICATION OF THE INCREASE IN THE MAXIMUM NUMBER OF DIRECTORS, AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF GMBS FOR FISCAL YEAR 1997.

     The GMBS Board of Directors has fixed the close of business on March 28, 1997, as the GMBS Record Date for determining holders entitled to notice of and to vote at the GMBS Annual Meeting.

     As of the GMBS Record Date, there were 5,057,914 shares of GMBS Common Stock issued and outstanding, each of which entitles the holder thereof to one vote at the GMBS Annual Meeting. All shares of GMBS Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF GMBS COMMON STOCK WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS, FOR RATIFICATION OF THE INCREASE IN THE MAXIMUM NUMBER OF DIRECTORS, AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS GMBS' INDEPENDENT AUDITORS FOR FISCAL 1997. GMBS does not know of any matters other than as described in the Notice of Annual Meeting that are to come before the GMBS Annual Meeting. If any other matter or matters are properly presented for action at the GMBS Annual Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A GMBS Shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of GMBS, by signing and returning a later dated proxy, or by voting in person at the GMBS Annual Meeting. Mere attendance at the GMBS Annual Meeting will not in and of itself have the effect of revoking a previously granted proxy.

     The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of GMBS Common Stock entitled to vote is necessary to constitute a quorum at the GMBS Annual Meeting. Votes cast by proxy or in person at the GMBS Annual Meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether or not a quorum is present. Where proxies are marked as abstentions on one or more issues (or shareholders appear in person but abstain from voting) or a broker indicates on a proxy that it does not have discretionary authority with respect to certain shares, the shares represented by such proxies will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

REQUIRED VOTE

     The ratification of the action of the Board of Directors increasing the maximum number of directors and the ratification of the selection of independent auditors each requires the affirmative vote of a majority of the votes cast on the matter. Proxies indicating abstention as to any matter and "broker non-votes" will have no effect on whether a proposal is approved. Election of directors will be by plurality vote, meaning that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be elected at the GMBS Annual Meeting. There is no cumulative voting. It is expected that the shares beneficially owned by the directors and officers of GMBS will be voted for ratification of the selection of the independent auditors, for the ratification of the Board's action increasing the number of directors and for the election of the nominees as directors of GMBS.

                           ELECTION OF GMBS DIRECTORS

CURRENT NOMINEES AND DIRECTORS

     Effective upon the expiration of the terms of the incumbent directors whose terms otherwise will expire at the 1997 Annual Meeting and who have not been renominated by the Board, the Board of Directors has reduced the size of the Board from 18 to 16 directors. Of the 16, and assuming that the nominees are elected, five directors will have terms expiring in 1998, six will have terms expiring in 1999 and five will have terms expiring in 2000, such terms in each case expiring at the Annual Meeting of Shareholders to be held in such year.

     The persons named as proxies in the accompanying proxy, who have been designated by the GMBS Board, intend to vote, unless otherwise instructed in such proxy, for the election of William G. Buck, C. Barrie Cook, M.D., William
H. Gordon, William A. Hazel and John M. McMahon for terms of three years; Edward
H. Kaplan for a term of two years and Webb C. Hayes, IV for a term of one year, such term in each case to expire at the Annual Meeting of Shareholders to be held in such year. The GMBS Board believes that the nominees will stand for election and will serve, if elected, as directors. Pursuant to the By-Laws, a person is not eligible to serve as a director of GMBS unless he or she owns at all times unpledged shares of the capital stock of GMBS in at least the minimum amount required by law. Should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board of Directors and election of any substitute nominee, or alternatively, the Board may reduce the size of the Board.

THE GMBS BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

     The following table sets forth the name and age of each nominee and director; all other positions and offices, if any, now held with GMBS; principal occupations during the last five years; the year in which such person first became a director of GMBS; and the number and percentage of shares of GMBS Common Stock beneficially owned as of February 20, 1997.

                                                             NUMBER SHARES         PRINCIPAL OCCUPATIONS
NOMINEES WITH TERMS EXPIRING APRIL 1998,    DIRECTOR OF      COMMON STOCK         DURING PAST 5 YEARS AND
    THEIR AGES & POSITIONS WITH GMBS       GMBS SINCE(1)    (% OF CLASS)(2)     CERTAIN OTHER DIRECTORSHIPS
----------------------------------------   -------------    ---------------     ----------------------------
Webb C. Hayes, IV (48),.................        1996             90,221(3)      Executive Vice President of
Director of GMBS and Chairman of George                         (1.79%)         GMBS; Chairman, President
Mason Bank, N.A.                                                                and Chief Executive Officer
                                                                                of George Mason Bank, N.A.;
                                                                                Director of CERBCO, Inc. and
                                                                                Instituform East, Inc.,
                                                                                Landover, MD

                                                             NUMBER SHARES         PRINCIPAL OCCUPATIONS
NOMINEES WITH TERMS EXPIRING APRIL 1999,    DIRECTOR OF      COMMON STOCK         DURING PAST 5 YEARS AND
    THEIR AGES & POSITIONS WITH GMBS       GMBS SINCE(1)    (% OF CLASS)(2)     CERTAIN OTHER DIRECTORSHIPS
----------------------------------------   -------------    ---------------     ----------------------------
Edward H. Kaplan (57),..................        1996            101,747         Self-employed, real estate
Director of GMBS and Director of George                         (2.02%)         investments, Washington,
Mason Bank, N.A.                                                                D.C.
                                                                                 (footnotes following table)

                                                             NUMBER SHARES         PRINCIPAL OCCUPATIONS
NOMINEES WITH TERMS EXPIRING APRIL 2000,    DIRECTOR OF      COMMON STOCK         DURING PAST 5 YEARS AND
    THEIR AGES & POSITIONS WITH GMBS       GMBS SINCE(1)    (% OF CLASS)(2)     CERTAIN OTHER DIRECTORSHIPS
----------------------------------------   -------------    ---------------     ----------------------------
William G. Buck (50),...................        1994              5,677(4)      President & CEO, Buck &
Director of GMBS and Director of George                         (0.11%)         Assoc., Inc., Real estate
Mason Bank                                                                      brokerage, development &
                                                                                property management,
                                                                                Arlington

C. Barrie Cook, M.D. (72),..............        1977             55,276(5,6)    Chairman of the Board of
Chairman of GMBS, Director of George                            (1.10%)         American Medical
Mason Bank and Director of GMMC                                                 Laboratories, Inc.,
                                                                                Chantilly; Director of EZ
                                                                                Communications, Inc.,
                                                                                Fairfax

William H. Gordon (51),.................        1992              8,870(7)      President of William H.
Director of GMBS and Director of George                         (0.18%)         Gordon Associates Inc.,
Mason Bank                                                                      Chantilly

William A. Hazel (61),..................        1991             35,497(8)      Chairman of the Board of
Director of GMBS                                                (0.70%)         William A. Hazel, Inc.,
                                                                                Chantilly

John M. McMahon (56),...................        1996            140,603         Chairman of the Board of
Director of GMBS and Director of George                         (2.79%)         Miller & Long Co., Inc.,
Mason Bank, N.A.                                                                Bethesda, MD

                                                             NUMBER SHARES         PRINCIPAL OCCUPATIONS
DIRECTORS WITH TERMS EXPIRING APRIL 1998,   DIRECTOR OF      COMMON STOCK         DURING PAST 5 YEARS AND
    THEIR AGES & POSITIONS WITH GMBS       GMBS SINCE(1)    (% OF CLASS)(2)     CERTAIN OTHER DIRECTORSHIPS
----------------------------------------   -------------    ---------------     ----------------------------
Elizabeth C. Dahlin (65),...............        1987              4,791         Vice President, George Mason
Director of GMBS and Director of George                         (0.09%)         University, Executive
Mason Bank                                                                      Director, George Mason
                                                                                University Foundation, Inc.,
                                                                                Fairfax

Edward S. DeBolt (58),..................        1986             31,080(9)      Marketing Executive;
Director of GMBS and Director of George                         (0.62%)         President of The DCM Group,
Mason Bank                                                                      McLean

Barnard F. Jennings (71),...............        1989             35,343(10)     Retired Chief Judge of the
Director of GMBS and Director of George                         (0.70%)         19th Judicial Circuit Court
Mason Bank                                                                      of Virginia; Former partner
                                                                                in law firm of Kelly,
                                                                                Jennings, Louk & Farley

Arthur Kellar (74),.....................        1977             59,236(12)     Chairman of the Board, EZ
Director of GMBS(11)                                            (1.17%)         Communications, Inc.,
                                                                                Fairfax
                                                                                 (footnotes following table)

                                                             NUMBER SHARES         PRINCIPAL OCCUPATIONS
DIRECTORS WITH TERMS EXPIRING APRIL 1999,   DIRECTOR OF      COMMON STOCK         DURING PAST 5 YEARS AND
    THEIR AGES & POSITIONS WITH GMBS       GMBS SINCE(1)    (% OF CLASS)(2)     CERTAIN OTHER DIRECTORSHIPS
----------------------------------------   -------------    ---------------     ----------------------------
Alan L. Box (45),.......................        1993              24,654(14)    President, EZ
Director of GMBS, Director of George                             (0.49%)        Communications, Inc.,
Mason Bank, and Director of GMMC(13)                                            Fairfax

Randolph W. Church, Jr. (62),...........        1993               7,891(15)    Attorney, Managing Partner,
Director of GMBS, Director of George                             (0.16%)        Hunton & Williams, Fairfax
Mason Bank and of GMMC                                                          Office

Bernard H. Clineburg (48),..............        1992             116,234(16)    President and Chief
Director of GMBS, Director of George                             (2.26%)        Executive Officer of GMBS,
Mason Bank and Chairman of GMMC                                                 President and Chief
                                                                                Executive Officer of George
                                                                                Mason Bank

Lawrence K. Doll (47),..................        1987               2,449        Residential Land Developer,
Vice Chairman of the Board of GMBS,                              (0.05%)        President of The Lawrence
Director of George Mason Bank, and                                              Doll Company, Fairfax
Director of GMMC

Paul E. Kyle (52),......................        1993              11,334(17)    President, King Wholesale,
Director of GMBS and Director of George                          (0.22%)        Inc., Chantilly
Mason Bank

Beneficial ownership of GMBS Common                              860,694
Stock by all Directors and executive                            (16.46%)
officers as a group (20 persons)

---------------
 (1) For Directors whose terms of office show service since 1977 or 1979, includes terms of office as a Director of George Mason Bank prior to formation of GMBS.

 (2) In calculating the number of shares of GMBS Common Stock which are beneficially owned (and thus the percentage of GMBS Common Stock beneficially owned), a person is deemed to own GMBS Common Stock if that person has the right to acquire beneficial ownership of GMBS Common Stock within sixty (60) days through the exercise of any option, warrant or right, or through the conversion of any security.

 (3) Includes 2,250 shares held by Sara Hayes, Mr. Hayes' wife.

 (4) Includes 1,855 phantom shares pursuant to the GMBS Directors' Stock Investment and Deferred Fees Plan and 600 shares held as custodian for Mr. Buck's children.

 (5) Includes 1,893 phantom shares pursuant to the GMBS Directors' Stock Investment and Deferred Fees Plan, 9,930 shares held jointly with Jean C. Cook, Dr. Cook's wife, 16,875 shares held by Mrs. Cook individually and 234 shares held by Fairfax Pathology Associates Joint Pension & Profit Sharing Trust for the benefit of Dr. Cook.

 (6) Includes 4,702 shares held by his adult son C. Barrie Cook, Jr. of which Dr. Cook disclaims beneficial ownership.

 (7) Includes 2,289 phantom shares pursuant to the GMBS Directors' Stock Investment and Deferred Fees Plan and 5,025 shares held jointly with Anne
     P. Gordon, Mr. Gordon's wife.

 (8) Includes 742 phantom shares pursuant to the GMBS Directors' Stock Investment and Deferred Fees Plan.

 (9) Includes 1,079 shares held in an individual retirement arrangement by Sharron DeBolt, Mr. DeBolt's wife and 3,696 shares held by Mr. DeBolt in an individual retirement account.

(10) Includes 5,427 shares held by Nancy Lee Jennings, Judge Jennings' wife.

(11) Mr. Kellar is the father-in-law of Alan L. Box, a Director of GMBS since 1993.

(12) Includes 19,855 shares held by Elizabeth Kellar, Mr. Kellar's wife.

(13) Mr. Box is the son-in-law of Arthur Kellar, a Director of GMBS.

(14) Includes 1,392 shares held by Judy Box, Mr. Box's wife and 23,262 shares owned jointly with Mrs. Box.

(15) Includes 6,225 shares owned jointly with Lucy C. Church, Mr. Church's wife.

(16) Includes 108,289 shares which may be acquired upon exercise of options within 60 days.

(17) Includes 1,977 phantom shares pursuant to the GMBS Directors' Stock Investment and Deferred Fees Plan.

     COMMITTEES. The Board of Directors of GMBS has the following primary committees:

          The Executive Committee, presently composed of six directors, is authorized to exercise, to the extent permitted by law, all of the powers of the Board of Directors. The Executive Committee held 12 meetings during 1996. GMBS Directors who are presently Executive Committee members are Directors Buck, Clineburg, Cook, Doll, Gordon and Jennings.

          The Audit Committee, presently composed of five members, is responsible for receiving the audit and examination reports of the internal auditor, the independent public accountants and the federal and state banking examiners. The Audit Committee held four meetings during 1996. The present Audit Committee members are Directors Buck, Gordon, Kyle, McMahon and Prichard.

          The Loan Committee, presently composed of six Directors, met 27 times during 1996. The Loan Committee considers new loan applications which are in excess of individual officer limits and monitor (with management) GMBS' loan portfolios. The present Loan Committee members are Directors Clineburg, DeBolt, Jennings, Kaplan, Prichard and Groom (alternate).

          The Human Resources and Compensation Committee, presently composed of five members, met five times during 1996. Directors of GMBS who are presently on the Human Resources and Compensation Committee are Directors Box, Church, Dahlin, DeBolt and McMahon. The Human Resources and Compensation Committee is responsible for reviewing and approving compensation policies and levels. See "Compensation Committee Report on Executive Compensation."

          The Branch Selection Committee, presently composed of seven members, met three times during 1996. Directors who presently are on the Branch Selection Committee are Box, Church, Clineburg, Groom, Hazel, Kaplan and Kyle.

          The Mergers and Acquisitions Committee, presently composed of five members, met once during 1996. The present Mergers and Acquisitions Committee members are Directors Clineburg, Dahlin, Jennings, Kellar and Prichard.

          The Nominating Committee of GMBS, which is responsible for selecting and nominating Directors, consists of Directors Clineburg, Cook, DeBolt, Doll, Hazel and Kellar. The Nominating Committee met four times during 1996. The Nominating Committee will consider recommendations for nominees from shareholders it receives on or before December 12, 1997.

          COMPENSATION. Each director other than Messrs. Clineburg and Hayes receives an annual retainer of $2,500. Mr. Clineburg receives a retainer of $3,500. Each director of GMBS other than Mr. Hayes receives a fee of $500 for attending each meeting of the Board of Directors. Members of committees other than Messrs. Clineburg and Hayes receive $250 for attending each meeting of a committee on which they serve.

          Directors may elect to receive all or a portion of their fees, up to $20,000 per calendar year, in the form of phantom shares of GMBS Common Stock which are credited to the participating directors' deferred fees accounts at the close of semi-annual accumulation periods, based upon the fair market value of GMBS Common Stock on the last day of the semi-annual period.

          The Board of Directors of GMBS met seven times during the year ended December 31, 1996, and each current member, with the exception of Mr. Kellar, attended at least 75% of the total meetings of the Board of Directors and of any committee on which he or she served. Due to out-of-town travel and other business commitments Mr. Kellar attended 50% of scheduled meetings.

                               EXECUTIVE OFFICERS

     The name, age, current position, and years served with GMBS, George Mason Bank, George Mason Bank, N.A., and George Mason Mortgage Corporation ("GMMC") of the current executive officers and the number and percentage of shares of GMBS Common Stock beneficially owned as of February 20, 1997 are listed below:

                                                                     NUMBER OF          YEARS OF SERVICE
                                                                     SHARES OF         (AND OTHER BUSINESS
                             AGE AT                                COMMON STOCK         EXPERIENCE DURING
           NAME             12/31/96           POSITION           (% OF CLASS)(1)       PAST FIVE YEARS)
--------------------------  --------   -------------------------  ---------------   -------------------------
Bernard H. Clineburg......     48      President and Chief            116,234(2)    7
                                       Executive Officer of           (2.26%)
                                       GMBS, President and Chief
                                       Executive Officer of
                                       George Mason Bank and
                                       Chairman of GMMC

Kevin F. DeCoste..........     42      Secretary of GMBS and           45,808(3)    5; (Senior Credit Officer
                                       Executive Vice President       (0.90%)       of the Washington Bank;
                                       of George Mason Bank                         Senior Credit Officer of
                                                                                    Citizens Bank of
                                                                                    Virginia)

Webb C. Hayes, IV.........     48      Executive Vice President        90,221       1; (Chairman, President
                                       of GMBS; Chairman,             (1.79%)       and Chief Executive
                                       President and Chief                          Officer of The Palmer
                                       Executive Officer of                         National Bancorp, Inc.,
                                       George Mason Bank, N.A.                      and The Palmer National
                                                                                    Bank)

James J. Consagra, Jr. ...     35      Treasurer of GMBS and           22,170(4)    4; (Senior Vice President
                                       Senior Vice                    (0.44%)       and Controller of the
                                       President/Finance of                         Washington Bank)
                                       George Mason Bank

---------------
(1) In calculating the number of shares of GMBS Common Stock which are beneficially owned (and thus the percentage of GMBS Common Stock beneficially owned), a person is deemed to own GMBS Common Stock if that person has the right to acquire beneficial ownership of GMBS Common Stock within sixty (60) days through the exercise of any option, warrant or right, or through the conversion of any security.

(2) Includes 108,289 shares which may be acquired upon exercise of options within 60 days.

(3) Includes 44,308 shares which may be acquired upon exercise of options within 60 days.

(4) Includes 21,527 shares which may be acquired upon exercise of options within 60 days.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION. The following table presents information concerning the annual and long-term compensation of those individuals who were, at December 31, 1996, GMBS' Chief Executive Officer and the three most highly compensated executive officers other than the Chief Executive Officer whose annual compensation exceeds $100,000 (collectively, the "Named Executive Officers"). This table presents compensation for services rendered in all capacities to GMBS and its subsidiaries in 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                    ANNUAL COMPENSATION       -------------
          NAME AND PRINCIPAL                      ------------------------    STOCK OPTIONS     ALL OTHER
              OCCUPATION                  YEAR    SALARY(1)      BONUS(2)        (#)(3)        COMPENSATION
---------------------------------------   ----    ----------     ---------    -------------    ------------
Bernard H. Clineburg...................   1996      $243,417      $240,440        21,000          $18,991(4)
     President and Chief Executive        1995       206,525       145,000        18,000           23,361
     Officer of GMBS and George Mason     1994       199,400        60,000             0           22,931
     Bank

Kevin F. DeCoste.......................   1996      $125,292      $ 90,000         7,500          $14,498(5)
     Secretary of GMBS and Executive      1995       112,917        52,000             0           15,106
     Vice President of George Mason       1994       103,675        37,500         6,000           11,923
     Bank

James J. Consagra, Jr..................   1996      $ 89,031      $ 90,000         7,500          $ 9,537(6)
     Treasurer of GMBS and Senior Vice    1995        78,333        45,000             0            9,492
     President of George Mason Bank       1994        62,500        20,000         6,000            1,406

Webb C. Hayes, IV......................   1996      $192,750(7)   $ 75,000             0          $12,740(8)
     Executive Vice President of GMBS;
     Chairman, President and Chief
     Executive Officer of George Mason
     Bank, N.A.

---------------
(1) Does not include compensation paid to Mr. Clineburg for services as a director of GMBS and its subsidiaries, totalling $19,250, $21,300 and $20,250 for 1996, 1995 and 1994 respectively.

(2) Represents bonuses accrued for the year.

(3) Does not include rights pursuant to employee stock purchase plans which are generally available to all salaried employees.

(4) Reflects employer contribution of $14,816 to GMBS' combined 401(k) and profit sharing plan and a $4,175 employer contribution to the executive deferred compensation plan.

(5) Reflects employer contribution of $13,165 to GMBS' combined 401(k) and profit sharing plan and a $1,333 employer contribution to the executive deferred compensation plan.

(6) Reflects employer contribution of $9,537 to GMBS' combined 401(k) and profit sharing plan.

(7) Mr. Hayes employment with GMBS began at the consummation of the acquisition by GMBS of Palmer National Bancorp, Inc. (May 17, 1996). The information set forth in the table above, represents his compensation for the entire year.

(8) Reflects employer contribution of $11,600 to GMBS' combined 401(k) and profit sharing plan and $1,140 paid in premiums on split-dollar life insurance.

     OPTIONS. The following table provides information on grants of stock options in 1996 to the Named Executive Officers. None of GMBS' benefit plans permit the granting of stock appreciation rights.

                            OPTION GRANTS IN 1996(2)

                                           NUMBER OF       % OF TOTAL
                                          SECURITIES        OPTIONS                                    GRANT DATE
                                          UNDERLYING       GRANTED TO      EXERCISE                     PRESENT
                                        OPTIONS GRANTED    EMPLOYEES      PRICE PER      EXPIRATION      VALUE
                                            (#)(1)          IN 1996       SHARE ($)         DATE         ($)(3)
                                        ---------------    ----------    ------------    ----------    ----------
Bernard H. Clineburg.................        21,000          27.45%         $17.83         1/16/06      $ 68,880
Kevin F. DeCoste.....................         7,500           9.80%         $17.83         1/16/06      $ 24,600
James J. Consagra, Jr. ..............         7,500           9.80%         $17.83         1/16/06      $ 24,600
Webb C. Hayes, IV....................             0              0%              0               0             0

---------------
(1) These options were granted in January 1996 pursuant to the 1994 Employee Stock Option Plan and become exercisable six months after the grant date.

(2) Does not include rights pursuant to employee stock purchase plans which are generally available to all salaried employees.

(3) Option values are based on the Black-Scholes option pricing model which includes assumptions for variables such as interest rates, stock price volatility and future dividend yield. The assumptions used in the model are as follows: expected volatility of .233, risk-free of return of 5.60%, dividend yield of 2.5%, and time to exercise of 3 years. Whether the model assumptions used will prove to be accurate cannot be known at the date of grant. The actual value that an executive officer may realize from his options (assuming that they are exercised) will depend solely on the gain in the stock price over the exercise price when the shares are sold.

     The following table presents, for the Named Executive Officers, information regarding (i) their exercises of stock options in 1996 and (ii) the number and value of all their unexercised stock options at December 31, 1996.

                          AGGREGATED OPTION EXERCISES
                  IN 1996 AND DECEMBER 31, 1996 OPTION VALUES

                                                                                                     VALUE OF
                                                                               NUMBER OF            UNEXERCISED
                                                                              UNEXERCISED          IN-THE-MONEY
                                                                              OPTIONS AT            OPTIONS AT
                                                                           DEC. 31, 1996(#)      DECEMBER 31, 1996
                                 SHARES ACQUIRED       VALUE REALIZED        EXERCISABLE/       ($)(3) EXERCISABLE/
            NAME                ON EXERCISE(#)(2)     UPON EXERCISE($)     UNEXERCISABLE(2)        UNEXERCISABLE
-----------------------------   ------------------    -----------------    -----------------    -------------------
Bernard H. Clineburg.........         15,000(1)           $ 138,300            106,725/0           $1,068,914/$0
Kevin F. DeCoste.............              0                      0             43,500/0           $  445,900/$0
James J. Consagra, Jr. ......              0                      0             21,000/0           $  183,775/$0
Webb C. Hayes, IV............              0                      0                0/0                   0/0

---------------
(1) Options were exercised on February 15, 1996.

(2) Does not include rights pursuant to employee stock purchase plans which are generally available to all salaried employees.

(3) Based upon a market value of $22.75 per share, which was the closing price on December 31, 1996.

     SUPPLEMENTAL RETIREMENT BENEFITS. Under a Supplemental Retirement Agreement assumed by the Company in connection with the merger with Palmer National Bancorp, Inc., the Company is required to pay Mr. Hayes, monthly installment payments of $8,333, for 15 years following his death or retirement at the age of 65. The agreement also provides for reduced benefits for early retirement after age 55 and 10 years of service. A life insurance policy on Mr. Hayes' life is held in a trust with cash and face values intended to satisfy the funding of the Company's payment obligation.

     EMPLOYMENT AGREEMENTS. The Company has entered into employment agreements with Mr. Clineburg and Mr. Hayes.

     Mr. Clineburg's agreement commenced on August 1, 1995, and is for an initial term of three years. After the third year, the agreement automatically will be extended from day-to-day, so that on any day the remaining term shall be three years, provided that in no event shall the term extend more than ten years from the commencement date. Under the agreement Mr. Clineburg serves as President and Chief Executive Officer of GMBS and George Mason Bank, and was entitled to an initial base salary of $216,500, subject to annual increases. (Mr. Clineburg's current base salary is $250,500). Mr. Clineburg also receives directors' fees including an annual retainer fee of $3,500. During the term of the agreement Mr. Clineburg is eligible to receive bonuses and stock options under GMBS incentive bonus plans, and is entitled to participate in any and all employment benefit plans in effect for senior executives of GMBS. In the event of termination without cause (as defined in the agreement), Mr. Clineburg will continue to receive his base salary in effect on the date of the termination for a period of 18 months. In the event of a terminating event occurring subsequent to a change in control of GMBS (as defined in the agreement), Mr. Clineburg will be entitled to receive an aggregate amount equal to 2.99 times his average compensation (including salary, bonuses, directors' fees and retainers) over the most recent five-year period. In the event of a termination of his employment agreement, Mr. Clineburg will be required to keep certain information confidential and may not compete with the Company for a period of six months.

     Mr. Hayes' agreement commenced on March 18, 1996, for an initial term of one year. Thereafter, the agreement automatically extends from day-to-day, so that on any day the remaining term shall be one year. Under the agreement Mr. Hayes serves as an Executive Vice President of GMBS and initially as President and Chief Executive Officer of George Mason Bank, N.A. During the term of the agreement, Mr. Hayes is entitled to an initial base salary of $195,000 (subject to annual increases), and is eligible to receive bonuses, stock options and other benefits under such benefit plans in effect for senior executives. In the event of termination without cause (as defined in the agreement), Mr. Hayes will continue to receive his base salary and benefits for a period of one year and will be required to keep certain information confidential and may not compete with the Company for a period of 12 months.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Human Resources and Compensation Committee during 1996 were Alan L. Box, Randolph W. Church, Elizabeth C. Dahlin, Edward S. DeBolt, and John M. McMahon. None of these individuals is an executive officer, employee or former employee of GMBS or any of its subsidiaries.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Human Resources and Compensation Committee (the "Committee"), which consists of five outside directors has furnished the following report on executive compensation.

     It is the Committee's responsibility to review, recommend and approve changes to GMBS compensation policies which are designed to provide competitive levels of compensation in order to attract and retain well-qualified executives, to integrate total compensation with GMBS annual and long-term performance goals and to reward individual performance. The Committee also endorses the position that stock ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

     Compensation to GMBS executive officers in 1996 included base salary, cash bonuses and stock options granted under GMBS' stock option plans. In addition, compensation included participation in GMBS combined profit sharing and 401(k) plan, executive deferred compensation plan, and in one instance in a supplemental executive retirement plan and split-dollar life insurance agreement.

     1996 ANNUAL BASE SALARY. In determining base salary, the Committee uses a structured program based on a grading system for every executive officer position. Annual salary adjustments are supported by a formalized review process with input from the Chief Executive Officer. In its evaluation process the Committee considers salaries which are being offered in the marketplace and responsibilities associated with each position, as well as the experience and job performance of each officer. The Committee considers job performance the single most important measurement factor in annual salary adjustments. The Chief Executive Officer's compensation is reviewed by the Committee as discussed below.

     1996 INCENTIVE COMPENSATION PLAN (CASH BONUSES). The GMBS incentive compensation plan is based on a two-step process which includes overall corporate performance as well as individual performance goals.

     As the first step in determining incentive compensation for 1996, the Committee evaluated overall corporate performance by comparing actual results to performance measurements established at the beginning of the year. For 1996, the performance measurements and the weight assigned to each measurement were as follows: (1) net income (45%); (2) return on average equity (15%); (3) return on average assets (10%); (4) asset growth (20%); and (5) shareholder value (10%). Annual cash bonuses are based on the achievement of minimum, target and maximum goals for each of the above named components. This calculation determines the range of incentive compensation available to each executive based on percentages of base salaries. The payout for the Chief Executive Officer ranges from 30% of base salary for achieving minimum targets to 80% of base salary for achieving maximum goals. For other executive officers, payouts range from 15% to 58% of base salaries. Once GMBS has exceeded maximum performance levels, additional bonus awards become discretionary based on the decision of the Committee. In 1996, GMBS exceeded its maximum performance goals. The Chief Executive Officer's award is based solely on GMBS' overall performance. Individual payouts, excluding the Chief Executive Officer, are determined based on GMBS' overall performance as well as the achievement of individual performance measurements established at the beginning of the year. Total cash bonuses for executive officers, other than the Chief Executive Officer, in the plan amounted to $460,000. These bonuses were paid in 1997.

     STOCK OPTIONS. GMBS provides long-term incentives through several employee stock option plans. Stock option awards are intended to provide non-cash compensation which tie a portion of the executive's compensation to the performance of GMBS stock price. This approach is designed to incentivize the creation of total shareholder value by tying the full benefit of the compensation package to the long-term performance of GMBS. The Committee recommends stock option grants based on contributions made by each of the executive officers.

     OTHER. All GMBS executive officers are entitled to matching cash contributions under the executive deferred compensation plan. In addition, Mr. Hayes receives certain benefits associated with his participation in a supplemental executive retirement plan and split-dollar life insurance policies which were established by Palmer National Bancorp, Inc. prior to its acquisition by GMBS. GMBS executive officers also receive matching cash contributions in connection with a profit sharing and 401(k) plan, on the same terms as are available to all employees.

     CHIEF EXECUTIVE OFFICER COMPENSATION. During 1996, GMBS exceeded 100% of the maximum performance goals that were set by the Committee at the beginning of the year. Also, GMBS consummated its first merger, opened its first branch in Maryland, and posted record earnings, despite over $550 thousand in non-recurring merger related expenses. In addition, GMBS stock price increased by 24.1% and cash dividends increased by 21.1%, providing a total return to shareholders of 26.6%. Based on these exceptional results, Mr. Clineburg earned a bonus of $240,440 for 1996. Mr. Clineburg's base salary for 1996 was $250,500 an increase of 15.7% over 1995. Mr. Clineburg also was granted 21,000 incentive stock options in January of 1996. The ultimate value of these stock options will be determined by the actual performance of GMBS stock price over time.

     HUMAN RESOURCES AND
     COMPENSATION COMMITTEE
     Alan L. Box, Chairman
     Randolph W. Church, Jr., Member
     Elizabeth C. Dahlin, Member
     Edward S. DeBolt, Member
     John M. McMahon, Member

                          GMBS STOCK PERFORMANCE GRAPH

     The following graph shows the total annualized return generated by investing $100 in the Standard & Poors 500 Stock Index, the Nasdaq Bank Stocks Index, and George Mason Bankshares, Inc. for the period of July 1, 1993 through December 31, 1996. Total return is defined as the change in stock price plus reinvestment of dividends. The Standard & Poors 500 Stock Index is a widely publicized measure of the performance of domestic equity markets. The Nasdaq Bank Stocks Index is the accepted measure of total shareholder return for the widely published Nasdaq Bank Index and is a creation of the University of Chicago Graduate School of Business.

           COMPARISON OF TOTAL CUMULATIVE RETURN* AMONG GEORGE MASON BANKSHARES, INC., STANDARD & POORS 500 INDEX AND NASDAQ BANK STOCKS (SIC 6020-6029, 6710-6719 U.S. AND FOREIGN COMPANIES)

                                                            NASDAQ BANK
                                                         STOCKS (SIC 6020-
        MEASUREMENT PERIOD           STANDARD & POORS     6029, 6710-6719      GEORGE MASON
      (FISCAL YEAR COVERED)           500 STOCK INDEX       COMPANIES)       BANKSHARES, INC.
7/1/93                                             100                 100                 100
12/31/93                                        105.18              106.11               97.11
12/30/94                                        106.62              105.73               96.06
12/29/95                                        146.73              157.46              151.63
12/31/96                                        180.90              208.16              192.41

* Assumes $100 investment in the common stock of George Mason Bankshares, Inc., Standard & Poors 500 Index, and Nasdaq Bank Stocks (SIC 6020-6029, 6710-6719 Companies), derived from compounded daily returns with dividend reinvestment on the exdate.

                             PRINCIPAL SHAREHOLDERS

     As of February 20, 1997, there was no person who owned of record or was known by management to own beneficially more than 5% of the outstanding shares of GMBS Common Stock, its only issued and outstanding class of voting securities.

              TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES

     Certain directors and officers of GMBS and certain corporations and firms with which these individuals are associated are customers of George Mason Bank and George Mason Bank, N.A. in the ordinary course of business, or are indebted to George Mason Bank and George Mason Bank, N.A. for loans of $60,000 or more, and it is anticipated that they will continue to be customers of and indebted to George Mason Bank and George Mason Bank, N.A. in the future. All such loans, however, were made in the ordinary course of business, did not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable George Mason Bank and George Mason Bank, N.A. transactions with unaffiliated persons, although directors were regularly allowed the lowest interest rate available on personal loans. Total director, officer and associate loans represented 24.7% of shareholders' equity at December 31, 1996.

     In connection with his resignation as Chief Executive Officer and Chairman of GMBS in 1994, the Company entered into an agreement with Marshall H. Groom pursuant to which the Company agreed to pay him $85,000 annually, to provide coverage for him and his spouse under the Company's group health insurance plan and to maintain a term life insurance policy for Mr. Groom in the amount of $408,000. Under the terms of this ten-year agreement, Mr. Groom has agreed to provide consulting services from time to time as required in the discretion of the Chief Executive Officer and Board of Directors.

     Outside of normal customer relationships with George Mason Bank and George Mason Bank, N.A., none of the directors or officers of GMBS or the corporations or firms with which such persons are associated, currently maintains or has maintained within the past 12 months any significant business with GMBS.

              RATIFICATION OF BOARD ACTION INCREASING THE MAXIMUM
                              NUMBER OF DIRECTORS

     In connection with the acquisition by GMBS, of Palmer National Bancorp, Inc. and its subsidiaries (collectively, "PNBI") in 1996, PNBI was granted the right to designate three of its then-current directors to serve as members of GMBS Board of Directors. To accommodate these PNBI directors, the Board of Directors acted to amend GMBS By-Laws to increase the maximum number of directors which may constitute the Board to 18 from its previous level of 15. The actual number of directors may be fixed by resolution of the Board of Directors from time to time, subject to the maximum number set forth in the By-Laws. The number of Directors presently is fixed at 18, subject to decrease to 16 effective upon the expiration of the terms of incumbent Directors whose terms are expiring at the 1997 Annual Meeting of Shareholders and who are not being renominated for election.

     Pursuant to the Virginia Stock Corporation Act, shareholder approval is required to increase the maximum number of director seats on the GMBS Board of Directors. Therefore, the Board of Directors asks that the shareholders ratify the Board's action increasing the maximum number of directors by approving the following resolution:

          RESOLVED, that the action of the Board of Directors in amending
     Section 2.2 of Article II of the By-Laws of GMBS to increase to eighteen
     (18) the maximum number of directors that may constitute the whole Board of Directors be, and hereby is, ratified, approved and confirmed in all respects.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE GMBS SHAREHOLDERS VOTE FOR RATIFICATION OF THE BOARD'S ACTION INCREASING THE MAXIMUM SIZE OF THE BOARD.

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as the firm of certified public accountants to audit the books and accounts of GMBS and its subsidiaries for fiscal year 1997. The Board of Directors asks that the shareholders of GMBS ratify its selection. For fiscal year 1996, GMBS was audited by Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. At that time, such representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Ratification of the Board of Directors' appointment of Ernst & Young LLP as the independent auditors of GMBS for fiscal year 1997 will require the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT ALL GMBS SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF GMBS FOR FISCAL YEAR 1997.

                             SHAREHOLDER PROPOSALS

     Shareholders who wish for a proposal to be included in GMBS proxy statement and form of proxy relating to the 1998 Annual Meeting of GMBS Shareholders should deliver a written copy of their proposal to the principal office of GMBS no later than December 12, 1997. Proposals should be directed to President, George Mason Bankshares, Inc., 11185 Main Street, Fairfax, Virginia 22030. Proposals must comply with the proxy rules of the Commission relating to shareholder proposals in order to be included in GMBS proxy materials.

                            SOLICITATION OF PROXIES

     GMBS will bear its own cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by the directors and officers of GMBS by personal interview, telephone or telegram. Such directors and officers will not receive additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of GMBS Common Stock held of record by such persons, in which case GMBS will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                 OTHER MATTERS

     It is not expected that any matters other than those described in this Proxy Statement will be brought before the GMBS Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the GMBS proxy to vote the proxy in accordance with the discretion of the persons named in such proxy.

     Management urges each Shareholder, whether or not he or she intends to be present and vote at the Annual Meeting, to complete, sign, and return the enclosed proxy as promptly as possible.

                                          GEORGE MASON BANKSHARES, INC.


                                              /s/ BERNARD H. CLINEBURG

                                          By:     Bernard H. Clineburg
                                                  President

Fairfax, Virginia
April 11, 1997